Exhibit 10.26

March 26, 2007

Donald W. Prosser, President

Donald Prosser P.C.

4565 East Mexico Avenue, #17

Denver, Colorado 80222

Re:	Independent Contractor Agreement

Dear Don:

This letter agreement (the “Agreement”) will serve to confirm our prior conversations and negotiations concerning: (i) engagement of Donald Prosser, P.C., a Colorado professional corporation (“Prosser PC”) as an independent contractor by IPtimize, Inc., a Delaware corporation (the “Company”); (ii) the roll-up and merger of the verbal agreement and understanding between Donald W. Prosser (“Prosser”) and the Company dated October 20, 2007 (the “Verbal Agreement”) with and into the Agreement; and (iii) the settlement of the Company’s debt and obligation to Prosser for unpaid consulting services rendered to the Company under the Verbal Agreement during the period October 20, 2007 through the date of this Agreement in the sum of $12,000 (the “Consulting Debt”). the In this regard, and in consideration of the mutual benefit derived herefrom, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, we agree as follows:

1. Roll Up and Merger of the Verbal Agreement. The terms and conditions of the Verbal Agreement are hereby rolled up and merged with and into the Agreement, which shall be the surviving agreement as follows:

A. Settlement of the Consulting Debt. Solely by virtue of the execution of this Agreement, the Company and Prosser hereby agree, acknowledge and consent that the Consulting Debt is and shall be settled by the Company’s original issuance and delivery to Prosser PC of an aggregate of 26,666 shares of the Company’s Common Stock, $.001 par value per share (the “Consulting Shares”) which are being valued at $.45 per Consulting Share, a price hereby accepted by the Executive as fair and reasonable. Prosser hereby accepts the Consulting Shares in full and complete settlement of the Consulting Debt, and hereby releases the Company from any and all further obligation with respect to the Consulting Debt.

B. The Verbal Agreement Stock Option. Solely by virtue of the execution of this Agreement, and conditioned upon the Company’s successful closing of the $1,500,000 minimum of its presently ongoing private offering of Convertible Subordinated Debentures pursuant to a November 26, 2007 Private Placement Memorandum (the “Debenture Offering”), the Company and Prosser hereby agree, acknowledge and consent that the five year non-incentive stock option (the “Verbal Option”) to purchase an aggregate of 85,000, restricted (i.e., unregistered) shares of the Company’s Common Stock, $.001 par value per share (the “Verbal Option Shares”), exercisable at a price of $.24 per Verbal Option Share promised to Prosser in the Verbal Agreement is hereby recognized by and hereby incorporated into this Agreement. The Verbal Option Shares shall vest at the rate of 21,250 Verbal Option Shares per calendar quarter commencing as of the date of the Verbal Agreement.

C. Extinguishment and Termination of the Verbal Agreement. Solely by virtue of the execution of this Agreement, the Company and Prosser hereby agree, acknowledge and consent that except as set forth in this Section 1, the Verbal Agreement shall be null and void and of no further force and effect.

2. Engagement. The Company hereby engages and retains Prosser PC to supply the services of Prosser to act as the Company’s Chief Financial Officer on an independent contractor basis. By virtue of the execution of this Agreement, Prosser PC hereby accepts the Company engagement and hereby covenants and agrees to perform the following services for and on behalf of the Company during the Term (as that term is defined in Section 4 below):

A. Being responsible for the Company’s preparation, revision and timely filing of the following periodic reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

1.)	Form 10-KSB Annual Report for the fiscal year ended December 31, 2007;

Donald Prosser, P.C.

March 26, 2008

2.)	Form 10-QSB Quarterly Report for the three months ending March 31, 2008;

3.)	Form 10-QSB Quarterly Report for the three and six months ending June 30, 2008;

4.)	Form 10-QSB Quarterly Report for the three and nine months ending September 30, 2008;

5.)	Such Current Reports on Form 8-K as shall be warranted by Regulation S-B under the Securities Act of 1033, as amended (the “Securities Act”);

6.)	Such other reports as shall be required to be filed under the Exchange Act;

B. Being responsible for the financial statements required to be filed with any Registration Statements filed or to be filed under the Securities Act;

C. Being responsible for the application of accounting rules and regulations under GAAP and/or Regulation S-X under the Securities Act;

D. Being responsible for the Company’s compliance with the Sarbanes Oxley Act of 2002, as amended;

E. Being responsible for the review and upgrade of the Company’s internal controls;

F. Being responsible for the Company’s compliance with FINRA corporate governance rules and regulations; and

G. Being responsible for the Company’s financial statement presentation and related matters (collectively the “Services”);

3. No Breach of Obligation. Prosser represents and warrants that it is ready, willing and able to timely perform the Services in the time and manner required. Prosser also represents that its entry into this Agreement does not constitute a breach of any agreement with any other person, firm or corporation containing any restriction or impediment on its ability to complete the Services;

4. Term and Termination. The term of this Agreement shall commence on the day it is signed and, unless terminated earlier by either Party on 90 days prior written notice, shall continue until the first anniversary of the date hereof (the “Term”);

5. Non-Exclusivity. Prosser agrees that during the Term, it will cause Prosser to impart and devote his full time and attention to the performance of the Services;

6. Compensation. In consideration of Prosser PC’s completing the Services, the Company shall pay Prosser PC and Prosser PC hereby agrees to accept the following compensation:

A. Monthly Fee. A fee of $8,000 per month payable in cash on the first day of the first month following the execution of this Agreement; and

Donald Prosser, P.C.

March 26, 2008

B. Restricted Stock. As soon as practicable following the execution of this Agreement, and subject to the successful closing of the Debenture Offering by April 15, 2008, the Company shall cause the original issuance and delivery to Prosser PC of an aggregate of 75,000 shares of the Company’s Common Stock, $.001 par value per share (the “Shares”) which are being valued at $.45 per Share, a price hereby accepted by Prosser PC as fair and reasonable. Although, the issuance and delivery of the Shares shall be delayed until the earlier of the closing of the Debenture Offering or April 15, 2008, and upon the due closing of the Debenture Offering, Prosser PC shall be deemed to have gone at risk with respect to the Shares for Rule 144 holding period purposes as of the date of this Agreement;

C. Stock Option. As soon as practicable following the execution of this Agreement, the Company shall cause the original issuance and delivery to Prosser PC of a Five year non-incentive stock options (the “Option”) to purchase an aggregate of 250,000, restricted (i.e., unregistered) shares of the Company’s Common Stock, $.001 par value per share (the “Option Shares”), exercisable at a price of $.47 per Option Share. An aggregate of 100,000 of the Option Shares shall vest at the rate of 25,000 Option Shares per calendar quarter over the Term. The remaining 150,000 Option Shares shall be held by the Company’s Chief Executive Officer to vest and be delivered to Prosser PC based solely upon his judgment as to the nature and extent of Prosser PC’s success in implementing the Company’s capital formation goals.

7. Representations and Warranties. By virtue of their respective execution of this Agreement Prosser PC and the Company hereby represent and warrant to each other as follows:

A. By Prosser PC. In order to induce the Company to enter into this Agreement and to issue the Securities (as that term is defined in Section 7A 8. below), Prosser PC hereby represents and warrants as follows:

1.) It is not presently actively engaged in any business, employment or venture which is or may be in conflict with the business of the Company;

2.) It has full power and authority to enter this Agreement, to enter into the Agreement with the Company and to otherwise perform this Agreement in the time and manner contemplated; and

3.) Its President, Donald W. Prosser, is in good health and neither it nor he is aware of any material medical conditions that will act as a bar to the Company’s obtaining a key man and/or disability income insurance policy on the life of Prosser;

4.) It has full power, right and authority to execute and perform this Agreement in the time and manner contemplated and all corporate action required to be taken by Prosser PC to authorize and execute this Agreement has been taken prior to the delivery hereof;

5.) As of the date of this Agreement, Prosser PC is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with full power and authority to conduct its business;

6.) The person executing this Agreement on behalf of Prosser PC has been duly authorized to execute this Agreement;

7.) Its compliance with the terms and conditions of this Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the Services or the performance of the Services; and will not conflict in, result in a breach of, or constitute a default under any instrument to which either Prosser PC or Prosser is a party;

8.) It acknowledges, accepts and understands that until and unless the same are registered under the Securities Act: (i) the Consulting Shares, the Shares, the Verbal Option Shares and the Option Shares (collectively the “Securities”) will be “restricted securities” as that term is defined under the Securities Act; (ii) Prosser PC will be acquiring the Securities solely for Prosser PC’s own account, for

Donald Prosser, P.C.

March 26, 2008

investment purposes and without a view towards the resale or distribution thereof; (iii) Prosser PC will hold the Securities for the applicable holding period proscribed by Rule 144 under the Securities Act; (iv) the certificate representing the Securities will bear a standard for of restrictive legend and will be the subject of a standard form of stop transfer order on the books and records of the Company or its transfer agent; and (v) any sale of the Securities will be accomplished only in accordance with the Securities Act and/or the rules and regulations of the SEC adopted thereunder; and

9.) It is an “accredited investor” as that terms is defined in Regulation D of the Securities Act and as such: (i) has adequate means of providing for Prosser PC’s current needs and possible contingencies; (ii) is able to bear the economic risk of Prosser PC’s investment in the Securities; (iii) is capable of evaluating the relative risks and merits of Prosser PC’s investment in the Company represented by the Securities; (iv) can bear the economic risk of losing Prosser PC’s entire investment in the Company represented by the Securities; (v) has not relied upon any oral statements or representations by the Company or its principals; (vi) understands the undercapitalized and speculative nature of the Company’s business as well as the uncertainties attendant upon the Company’s ability to reach profitability from its present status; and (vii) has consulted Prosser PC’s own financial, legal and tax advisors with respect to the economic, legal and tax consequences of Prosser PC’s investment in the Company represented by the Securities.

B. By the Company. By virtue of its execution of this Agreement, the Company hereby represents and warrants to Prosser PC as follows:

1.) The Company has full power, right and authority to execute and perform this Agreement in the time and manner contemplated and all corporate action required to be taken by the Company to authorize and execute this Agreement has been taken prior to the delivery hereof;

2.) As of the date of this Agreement, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business;

3.) The person executing this Agreement on behalf of the Company has been duly authorized to execute this Agreement;

4.) The Securities shall be when issued, duly and validly issued, fully paid and non-assessable; and

5.) The Company shall reserve the Verbal Option Shares and the Option Shares for issuance upon Prosser PC’s exercise of the Verbal Option and/or the Option.

8. Confidentiality. In the course of Prosser PC’s engagement by the Company Prosser PC will be exposed and have access to certain confidential business, management, information, data, knowledge, and documentation including but not limited to the Company’s business model concepts and descriptions; the identity of customers, consultants and suppliers; product ideas and refinements of existing products; and marketing plans and strategies which are designated as “Confidential,” “Proprietary” or some similar designation (collectively the “Confidential Material”). Accordingly, and in consideration of the Company’s engagement of Prosser PC as an independent research contractor, Prosser PC acknowledge the confidential and proprietary nature of the Confidential Material and hereby covenant and agree to hold and keep the same confidential as provided in this letter agreement. Prosser PC’s confidentiality commitment shall include taking all reasonable steps to safeguard the confidentiality of the Confidential Material and not to disclose any part of it to any third person, whether individual, firm or entity without the prior express written consent of the Company. Furthermore, Prosser PC agree at the end of Prosser PC’s engagement by the Company to return all copies of the Confidential Material, in any form whatsoever (including any notes, reports, transmittal letters or other writings prepared by or for the Company and any of its employees, representatives, consultants or associates, or at its direction;

Donald Prosser, P.C.

March 26, 2008

9. Copyrights. If, during Prosser PC employment by the Company, Prosser PC create any original work of authorship fixed in any tangible medium of expression which is or can be the subject mater of a copyright such as financial models, reports, or systems or the like and which relate to the Company’s business, products, or services, whether such work is created solely by Prosser PC or jointly with others and whether on the Company’s premises or otherwise, (the “Work”), the Company shall be deemed the author and owner of such Work. Furthermore, the Work shall be considered to be work made for hire. Both during the Term and thereafter, and without any cost or expense on Prosser PC’s behalf, Prosser PC covenant and agree to assist the Company and its nominees in protecting the Work. This shall include the execution of all formal assignment documents requested by the Company or its nominees and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries;

10. Entire Agreement. We hereby agree that this Agreement is intended to and does contain and embody all of our understandings and agreements, both written and oral, respect to the subject matter of this Agreement. There are no representations, warranties or covenants other than those set forth in this Agreement; and

11. Miscellaneous. (a) All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by priority overnight package delivery service, and shall count from the date of mailing or the day after the date of the air bill. Duplicate copies of all notices shall be sent via email to the Company at ronpitcock@iptimize.com and to Prosser PC at dpro-cpa@msn.com; (b) A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement; (c) This Agreement shall not be amended or assigned without the prior written consent of both of the Parties; (d) This Agreement represents our entire agreement and understanding with respect to Prosser PC’s engagement by the Company; and there are no representations, warranties or covenants other than those set forth in this Agreement; and (e) Colorado law shall be applicable.

If Prosser PC is in agreement with the foregoing, please sign and return one copy of this Agreement which will constitute our agreement with respect to the Services as of the date first above written.

Sincerely,

IPtimize, Inc.

By:	/s/ Ron Pitcock
Ron Pitcock,
Chief Executive Officer

AGREED TO AND ACCEPTED:

Donald Prosser, P.C.

By:	/s/ Donald W. Prosser
Donald W. Prosser, President